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                                                                 Exhibit 10.19


                       CONSULTING AND ADVISORY AGREEMENT

This Consulting and Advisory Agreement ("Agreement") is made and entered as of this 1st day of November, 1998, and between North Coast Securities, Corp., (or "NCSC") and Netgateway, Inc. (or "NGWY")

                                    Recitals

A. NCSC is experienced as a consultant and advisor in the securities industry. NCSC has played a key role in assisting in the dissemination of information of certain publicly traded companies and providing the necessary strategy for growth of the public awareness within the companies where it has been retained. NCSC is also experienced in dealing with brokers, NASD broker/dealers, financial institutions, and equity investors as it pertains to the securities transactions and in corporate finance in the securities industry.

B. NCSC is experienced at making presentations to the brokerage community in addition to providing market analysts and NASD broker/dealer interviews concerning the energy industry and the current activities of the company's wherein he has been contracted as an advisor.

C. NGWY desires to publicize itself with the intention of making its name and business better known to shareholders, investors, and the financial communities and to avail itself of NCSC's experience, advice and contacts within these communities. NGWY desires to enter into this Agreement with NCSC and NCSC is willing to provide consulting and advisory services to NGWY under the following terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein and for good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Engagements. NGWY hereby retains NCSC to present the Company to institutions, broker/dealers and prospective investors and shareholders. NCSC hereby agrees to make itself available to render its professional advise and reasonable assistance to NGWY and NGWY's Board of Directors under the terms and conditions herein set forth.

2. Duties. During the term of this Agreement, NCSC agrees to assist and advise NGWY in the following areas; however it is understood by the parties hereto that NCSC will only play an active role in day to day operations if requested to do so:

      a)    Assist in the dissemination of information concerning Netgateway
            Inc.;

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      b)    Interview and source qualified investment opportunities to be presented to the board of directors.
      c) Assist in the presentation of due diligence material included in investment memoranda and other similar matters as may be required by industry partners, bankers, financial institutions, NASD broker/dealers, securities analysts and equity investors;
      d) Such other general assistance and advice as may be mutually agreed upon.

3. Compensation. In exchange for the services to be rendered hereunder, NCSC will be compensated as follows:

      1) 10,000 shares of restricted Rule 144 common stock, subject to piggy-back registration rights deliverable in seven (7) days.

      2) 25,000 stock options at a strike price of $3.00 per share, deliverable in ninety (90) days.

4. Term. This agreement shall be for a term of twelve (12) months, provided, however, that after the initial sixty (60) days, NGWY may terminate this agreement upon thirty (30) days prior written notice.

5. Accuracy if Information and Indemnification. NGWY agrees to furnish to NCSC truthful and accurate information in all respects. NGWY agrees to cooperate with NCSC in the performance of NCSC's consulting services and experience. Any written materials generated by NCSC concerning NGWY for distribution must be reviewed prior to and approved in writing by NGWY before distribution.

6.    Miscellaneous.

      a) Assignability. Unless otherwise agreed to in writing by both parties hereto, the rights, obligations and benefits established by this Agreement shall be nonassignable by either of the parties hereto and any such attempt of assignment shall be null and void and of no effect whatsoever.
      b) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and may not be changed except by a writing signed by the party against whom enforced or discharged is sought.
      c) Waiver of Breach. The waiver by either party of a breach of any position of this agreement by the other shall not operate or be construed as a waiver of any subsequent breach by the other party.
      d) Construction of Language. The language used in this Agreement shall be construed as a whole according to its fair meaning, and not strictly for nor against either party.
      e) Captions and Headings. The paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of the Agreement.
      f) State of Law. This Agreement, its interpretation, and its application shall be governed by the laws of the State of California.

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      g)    Counterparts. This agreement may be executed in several
            counterparts, each of which shall be an original, and such counterparts shall together constitute one and the same instrument.
      h) Costs. In the event of any legal proceedings between any of the parties to enforce or defend the terms and rights set forth in this Agreement, the prevailing party or parties shall be paid all costs of such legal proceeding, including but not limited to, attorney fees by the other party.

IN WITNESS THEREOF, the parties have executed this agreement to be effective as of the day and the year first mentioned above written notwithstanding the actual date of signatures.


North Coast Securities, Corp.

By:
   ----------------------------
   Title: Managing Director


Netgateway Inc.

By: /s/ Keith D. Freadhoff
   ----------------------------
   Keith D. Freadhoff
   Title: CEO

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      g)    Counterparts. This agreement may be executed in several
            counterparts, each of which shall be an original, and such counterparts shall together constitute one and the same instrument.

      h) Costs. In the event of any legal proceedings between any of the parties to enforce or defend the terms and rights set forth in this Agreement, the prevailing party or parties shall be paid all costs of such legal proceeding, including but not limited to, attorney fees by the other party.

IN WITNESS THEREOF, the parties have executed this agreement to be effective as of the day and the year first mentioned above written notwithstanding the actual date of signatures.


North Coast Securities, Corp.

By:
   ----------------------------
   Title: Managing Director


Netgateway Inc.

By: /s/ Keith D. Freadhoff
   ----------------------------
   Keith D. Freadhoff
   Title: CEO

                                 595 Market St.
                                   Suite 2100
                                 San Francisco,
                                      94105

                                 (415) 977-1500